     As filed with the Securities and Exchange Commission on October 1, 2001

                                                    Registration No. 333-40362

==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                ----------------

                             THE LACLEDE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                ----------------
                   Missouri                           74-2976504
        (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)           Identification No.)


                               LACLEDE GAS COMPANY
             (Exact name of Registrant as specified in its charter)

                                ----------------
                   Missouri                           43-0368139
        (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)           Identification No.)


            720 Olive Street, St. Louis, Missouri 63101, 314-342-0500 (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

               D. H. Yaeger, G. T. McNeive, Jr., or M. C. Kullman
            720 Olive Street, St. Louis, Missouri 63101, 314-342-0500
 (Name, address, including zip code, and telephone number, including area code, of agent for service of Registrants)
                                   Copies to:
    GERALD T. McNEIVE, JR., ESQ.                TODD W. ECKLAND, ESQ.
       MARY C. KULLMAN, ESQ.                    Pillsbury Winthrop LLP
         720 Olive Street                       One Battery Park Plaza
     St. Louis, Missouri 63101              New York, New York 10004-1490
           (314) 342-0500                           (212) 858-1000

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


==============================================================================

                                EXPLANATORY NOTE


     This Registration Statement (No. 333-40362) as originally filed contained three forms of prospectuses related to offerings of the following securities of Laclede
Gas Company:

     1.   First Mortgage Bonds.
     2.   Debt Securities.
     3.   Common Stock and Preferred Share Purchase Rights.

     $80 million of such first mortgage bonds have been issued by Laclede Gas Company, leaving $270 million worth of unissued securities registered hereunder. On October 1, 2001 The Laclede Group, Inc. became the holding company for Laclede Gas Company, and each share of common stock of Laclede Gas Company outstanding on October 1, 2001 was deemed to be one share of The Laclede Group, Inc. common stock.

     This Post-Effective Amendment No. 1 is being filed only with respect to the common stock of The Laclede Group, Inc., par value $1.00 per share that was originally Laclede Gas common stock registered on Form S-3 by Laclede Gas Company (File No. 333-40362). Laclede Gas Company remains the registrant for purposes of the registered first mortgage bonds and debt securities. The registration fee in respect of the common stock registered under File No. 333-40362 was paid at the time of the original filing of the Registration Statement on Form S-3 by Laclede Gas Company.







                                       2

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The information in this prospectus is not complete and may be changed.
Laclede Gas Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 28, 2000

PROSPECTUS
----------

                                  $350,000,000


                               LACLEDE GAS COMPANY


                              FIRST MORTGAGE BONDS

     We may offer from time to time our first mortgage bonds.

     We will provide specific terms of any first mortgage bonds we offer, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully.

     We may offer our first mortgage bonds directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section of this prospectus also provides more information on this topic.

     Our principal executive offices are located at 720 Olive Street, St. Louis, Missouri 63101 and our telephone number is (314) 342-0500.


                                ----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                ----------------


                  THE DATE OF THIS PROSPECTUS IS JULY 24, 2000

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----
    Laclede Gas Company..............................................3
    Where You Can Find More Information..............................3
    Ratio of Earnings to Fixed Charges...............................4
    Use of Proceeds..................................................4
    Description of First Mortgage Bonds..............................4
    Plan of Distribution.............................................12
    Experts..........................................................13
    Legal Opinions...................................................14

                             LACLEDE GAS COMPANY

     We are a public utility that distributes and transports natural gas. We serve approximately 637,000 customers as of March 31, 2000 in the City of St. Louis, St. Louis County and parts of eight other counties in eastern Missouri and are subject to the jurisdiction of the Missouri Public Service Commission. Generally, we sell gas for househeating, certain other household uses, and commercial and industrial space heating. In addition, we operate underground natural gas storage fields and transport and store liquid propane. We have also invested in other minor, non-utility businesses.

     For the three months ended March 31, 2000, we had operating utility revenues of $230 million, approximately 63% of which came from sales to residential customers and 25% from sales to commercial and industrial customers. The balance of our utility operating revenues are primarily attributable to our off-system sales, gas supply incentive plan and transportation service. Due to the seasonal nature of our business, earnings are typically concentrated in the first six months of the fiscal year, which generally corresponds with the heating season.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings also are available to you at the SEC's website at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below and any future filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the first mortgage bonds offered by this prospectus or they are removed from registration by means of a post-effective amendment. Any of those future filings will update, supercede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

     o Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

     o Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999 and March 31, 2000.

     o  Current Reports on Form 8-K filed on October 29, 1999 and January 28,
        2000.

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     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

                           Corporate Secretary
                           Laclede Gas Company
                           720 Olive Street
                           St. Louis, Missouri 63101
                           314-342-0531

     You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such documents.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of earnings to fixed charges for the periods indicated:


                           Fiscal Years Ended September 30,
                           --------------------------------
Twelve Months ended
  March 31, 2000         1999    1998    1997    1996    1995
-------------------      ----    ----    ----    ----    ----

       2.79              2.93    3.01    3.62    3.81    2.65


                                 USE OF PROCEEDS

     Except as may be set forth in any prospectus supplement, the net proceeds from the sale of our first mortgage bonds will be used to reduce short-term debt, to redeem or discharge certain maturing long-term indebtedness, to finance a portion of our capital expenditures, to reimburse our treasury, for corporate development purposes including, without limitation, acquisitions made by us, and for other general corporate purposes.

                       DESCRIPTION OF FIRST MORTGAGE BONDS

     GENERAL. The first mortgage bonds offered by this prospectus are to be issued under our Mortgage and Deed of Trust, dated as of February 1, 1945, to Mississippi Valley Trust Company, as trustee. State Street Bank and Trust Company of Missouri, N.A., is the current trustee. The Mortgage and Deed of Trust as supplemented and amended and as may be further supplemented and amended is referred to as the "Mortgage." The following description sets forth certain general terms and provisions of our first mortgage bonds and the

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Mortgage. You should read the Mortgage for provisions that may be important to you. We will describe the particular terms of any series of first mortgage bonds and provisions that vary from those described below in one or more prospectus supplements.

     The prospectus supplement relating to any series of first mortgage bonds being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

  o the date or dates on which the principal of the first mortgage bonds will be payable and how it will be paid;

  o  the rate or rates at which the first mortgage bonds will bear interest;

  o the place for payment and for the registration and transfer of the first mortgage bonds;

  o the date or dates from which interest on the first mortgage bonds will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

  o any date or dates on which, and the price or prices at which, the first mortgage bonds may be redeemed at our option and any restrictions on such redemption;

  o any sinking fund or other provisions or options held by holders of first mortgage bonds that would obligate us to repurchase or otherwise redeem the first mortgage bonds; and

  o any other terms of the first mortgage bonds not inconsistent with terms of the Mortgage.

     PAYMENT AND PAYING AGENT. Interest on the first mortgage bonds payable on the applicable interest payment date will be paid to the person in whose name the first mortgage bond is registered at the close of business on the record date for the interest payment date. However, if we default in the payment of interest on any first mortgage bond, the defaulted interest will be paid to the person in whose name the first mortgage bond is registered on the date of payment of such defaulted interest. (See Supplemental Indenture
Section 2.7.)

     Unless otherwise specified in the prospectus supplement, principal and interest on first mortgage bonds at maturity will be paid upon presentation of the first mortgage bonds at the corporate trust office of the trustee in The City of New York as paying agent for us. We may change the place of payment on the first mortgage bonds, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (See Mortgage Sections 9.03 and 9.04.)

     REGISTRATION AND TRANSFER. The first mortgage bonds will be issued only as fully registered bonds without coupons and in the denomination of $1,000, and, at our option, in any multiple or multiples of $1,000 and will be exchangeable for other first mortgage bonds

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



of the same series in other authorized denominations, for a like aggregate principal amount. The Mortgage allows us at our option to charge up to two dollars per first mortgage bond for a transfer or exchange as well as a sum sufficient to cover any applicable taxes or other governmental charges in either case. (See Mortgage Section 2.05.) Unless otherwise specified in the applicable prospectus supplement, transfers and exchanges of the first mortgage bonds may be made at State Street Bank and Trust Company of Missouri, N.A., One Metropolitan Square, St. Louis, MO 63101. We are not required to make transfers or exchanges of first mortgage bonds:

     o  for a period of ten days prior to an interest payment date;

     o for a period of fifteen days prior to the selection of first mortgage bonds for redemption; or

     o  of any first mortgage bonds called or selected for redemption in full.

(See Supplemental Indenture Section 2.8 and Mortgage Section 2.05.)

     SATISFACTION AND DISCHARGE. We will be discharged from our obligations on the first mortgage bonds, or any portion of the principal amount of the first mortgage bonds, if we irrevocably deposit with the trustee sufficient cash to pay the principal, or portion of principal, interest and any other sums when due on the first mortgage bonds at their maturity, stated maturity date or redemption. (See Mortgage Section 19.01.)

     The Mortgage will be deemed satisfied and discharged when no first mortgage bonds issued under the Mortgage remain outstanding and when we have paid all other sums payable by us under the Mortgage. (See Mortgage Section 19.01.)

     CONSOLIDATION, MERGER AND SALE OF ASSETS. The Mortgage does not prevent our consolidation with or merger into another corporation or our sale or lease of all or substantially all of the mortgaged property to a corporation provided:

  o we effect the transaction so as to preserve and not impair the lien of the Mortgage;

  o any lease is subject to immediate termination by (a) us or the trustee at any time during a completed default under the Mortgage or (b) a purchaser of the property at a sale under the Mortgage; and

  o the payment of the principal and interest of all first mortgage bonds issued under the Mortgage and the performance and observance of all of our covenants and conditions in the Mortgage are expressly assumed by the successor corporation.

The successor corporation may exercise our same powers and rights under the Mortgage. The Mortgage will not become a lien upon any of the property or franchises of the successor corporation, except:

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



  o property which the successor corporation may acquire or construct which becomes an integral part of the property covered by the Mortgage;

  o property used by the successor corporation as the basis under the Mortgage for the issuance of first mortgage bonds; or

  o franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (a) to maintain, renew and preserve the mortgaged property or (b) in pursuance of some covenant or agreement under the Mortgage.

(See Mortgage Sections 17.02 and 17.03.)

     The Mortgage does not restrict transactions in which we are the surviving entity. (See Mortgage Section 17.01.)

     EMINENT DOMAIN PROVISION. If any governmental body or agency exercises any right which it may have through eminent domain or otherwise to purchase or designate a purchaser of all or substantially all of the mortgaged property, or if we sell all or substantially all of such property to any governmental body or agency, then we shall have the right to redeem all first mortgage bonds outstanding under the Mortgage. The first mortgage bonds would be redeemed at their principal amounts plus accrued interest to the date of redemption together with any premiums as may be required. We covenant that in any of such events we will deposit with the trustee an amount in cash as needed so that all moneys then held by the trustee shall be sufficient to redeem all first mortgage bonds outstanding under the Mortgage. The trustee will then take such steps as may be necessary to effect the redemption. The trustee will use the moneys so deposited with or held by it for the redemption. If we fail to take any steps necessary to effect the prompt redemption of the first mortgage bonds, the trustee shall have the power in our name, or otherwise, to take such steps. The trustee, however, is under no obligation to take any such steps unless the amount of cash on deposit with the trustee shall be sufficient to effect the redemption. (See Mortgage Section 13.06.)

     PRIORITY AND SECURITY. The Mortgage creates a continuing lien to secure the payment of the principal of, and interest on, all first mortgage bonds issued under the Mortgage, which are in all respects equally and ratably secured without preference, priority or distinction. The lien of the Mortgage covers substantially all of our properties (real, personal and mixed) and franchises, whether now owned or hereafter acquired, with certain exceptions, including:

     o  cash,

     o  shares of stock,

     o  obligations (including bonds, notes and other securities),

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     o  property acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of our properties,

     o  construction equipment acquired for temporary use,

     o  vehicles and automobiles, and

     o  all judgments, accounts and choses in action.

The lien of the Mortgage is subject to certain permitted liens and encumbrances:

  o restrictions, exceptions and reservations of easements, rights of way or otherwise contained in any and all deeds and/or other conveyances under or through which we claim title thereto;

  o with respect to property acquired since the execution of the Mortgage, all defects and limitations of title and all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien created at the time of acquisition;

  o defects of title with respect to certain real estate of minor importance acquired by us since 1945;

  o  liens and deeds of trust on our leasehold estate at our general offices;
     and

  o  excepted encumbrances as defined in the Mortgage.

 (See Mortgage Section 1.06 and Granting Clauses.)

     MAINTENANCE AND IMPROVEMENT FUND. As long as any first mortgage bonds are outstanding under the Mortgage, we must pay annually to the trustee cash equal to 2 3/4% of the average amount of our gross property account (see Mortgage Section 9.07III) less certain credits. These credits consist of:

     o credit for ordinary maintenance and repairs to the mortgaged property in the calendar year in question;

     o credit for expenditures since August 31, 1942, for property additions, which have not been made the basis for the issuance of first mortgage bonds, for a prior credit or as to which the right to have first mortgage bonds authenticated has been waived (this credit is limited to the cost of mortgaged property retired subsequent to August 31, 1942);

     o credit for property additions which could be the basis for the issuance of first mortgage bonds, but which first mortgage bonds have not yet been issued;

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     o  credit for outstanding first mortgage bonds surrendered to the trustee for cancellation; and

     o credit up to $2,000,000 for the payment of certain debentures which were issued in 1945 and have now been paid.

     If the credits taken exceed the amount of the annual payment which would otherwise be required, the excess credits may be carried forward from year to year. The credit balance which is shown on the most recent certificate, which was filed in 2000 for the calendar year 1999 and may, therefore, be carried forward, is $78,764,570. (See Mortgage Section 9.07.)

     ISSUANCE OF ADDITIONAL FIRST MORTGAGE BONDS. The aggregate amount of first mortgage bonds which may be issued under the Mortgage is unlimited. The first mortgage bonds of each series shall be of such denominations, date, maturity and interest rate and may have such redemption or sinking fund provisions and such other terms as our board of directors may determine. Sinking fund provisions for first mortgage bonds of one series may be inapplicable to first mortgage bonds of another series.

     The Mortgage permits the issuance of additional first mortgage bonds under Articles VI, VII or VIII.

     Under Article VI, first mortgage bonds may be issued against unfunded property additions in a principal amount not exceeding 60% of the cost or fair value thereof after making certain adjustments. (See Mortgage Article VI and Section 1.04.) Unfunded property additions, at March 31, 2000, amounted to $416,233,107. The Mortgage (Section 6.05) requires, as a prerequisite to the authentication of first mortgage bonds under Article VI, net earnings (as defined) for any 12 consecutive months within the 15 preceding months at least twice the amount of the annual interest requirements on all first mortgage bonds that will be outstanding under the Mortgage after such authentication. Alternatively, we may deliver a certificate to the trustee that shows our net earnings after provisions for depreciation, depletion and amortization of property, for any 12 consecutive months within the 15 months preceding the proposed issuance date of the additional first mortgage bonds, at least 2 1/4 times the amount of total annual interest charges on our funded debt, including the additional first mortgage bonds to be issued. Funded debt means all of our debt with a term of at least one year. (See Supplemental Indenture Section 4.3 or 5.4, as applicable.)

     Article VII allows the issuance of first mortgage bonds based upon the retirement of first mortgage bonds previously outstanding. The principal amount of first mortgage bonds issued under Article VII may not exceed the principal amount of first mortgage bonds previously issued and retired which have not been made the basis of certain credits. As of June 1, 2000, $47 million of previously issued and retired first mortgage bonds are available to support the issuance of additional first mortgage bonds. The Mortgage also provides that so long as any of the first mortgage bonds offered by this prospectus are outstanding additional first mortgage bonds may not be issued on the basis of first mortgage bonds which were taken as a credit against any sinking fund or as a credit against the annual maintenance and improvement payment. (See Mortgage Section 7.01 and Supplemental Indenture
Section 5.3)

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     The Mortgage also permits the issuance of additional first mortgage bonds under Article VIII of a principal amount equal to an amount of cash deposited with the trustee. A prerequisite to the authentication of first mortgage bonds under this Article is the delivery of a net earnings certificate like that required under Article VI. (See Mortgage Section 8.01.) We may also replace the net earnings certificate with the alternative form similarly allowed under Article VI. We may later withdraw the cash after substituting either property additions or first mortgage bonds previously retired. In such case, we waive the right to issue other first mortgage bonds of a principal amount equal to the amount of cash withdrawn. (See Mortgage Section 8.02.)

     RELEASE AND SUBSTITUTION OF PROPERTY. Unless we are in default under the Mortgage, property may be released against:

     o  cash or, to a limited extent, purchase money mortgages

     o  property additions, and

     o  the waiver of the right to issue first mortgage bonds.

Any cash deposited may be withdrawn upon the basis of property additions and the waiver of the right to issue first mortgage bonds on the basis of property additions. The Mortgage contains special provisions with respect to pledged prior lien bonds. (See Mortgage Articles XI and XIII.)

     EVENTS OF DEFAULT AND REMEDIES. A "completed default" under the Mortgage means any of the following:

     o failure to pay the principal of any first mortgage bond when due, whether at its maturity as stated therein or by declaration, redemption or otherwise;

     o failure to pay interest on any first mortgage bond within 60 days of when it is due;

     o certain events involving our bankruptcy, insolvency or reorganization for a period of 90 days or more; or

     o failure to perform any covenant, agreement or condition in the Mortgage within 90 days of notice thereof to us from the trustee.

     Article XIV of the Mortgage provides that if a completed default happens, the trustee may, and upon written request of the holders of a majority in principal amount of the first mortgage bonds then outstanding will, declare the principal and accrued interest then owing immediately due and payable. However, after that declaration but before any sale under that declaration, the holders of a majority in principal amount of all outstanding first mortgage bonds may, under certain circumstances, rescind and annul the declaration if all agreements with respect to the completed default have been fully performed and all interest in arrears and

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expenses and charges have been paid. Upon the occurrence of a completed default, the trustee may take possession of and manage and operate the property. In addition, the trustee may sell all of the property, or those parcels as the holders of a majority in principal amount of the first mortgage bonds outstanding may determine.

     Subject to the provisions of the Mortgage relating to the duties of the trustee, if an event of a completed default occurs and continues, the trustee is under no obligation to exercise any of its rights or powers under the Mortgage unless the holders of a majority in principal amount of the first mortgage bonds then outstanding have requested the trustee to take action and have adequately indemnified the trustee. In addition, the holders of a majority in principal amount of the first mortgage bonds then outstanding have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee and to exercise any trust or power conferred on the trustee.

     The Mortgage provides that the trustee will, within 90 days after the occurrence of a completed default, give notice to the holders of the default, unless the default is cured before the giving of the notice. In the case of a default in the payment of the principal of or interest on any of the first mortgage bonds, however, the trustee is protected in withholding notice if it determines in good faith that the withholding of the notice is in the interest of the holders of first mortgage bonds.

     Holders of first mortgage bonds have no right to institute any suit, action or proceeding in equity or at law for the foreclosure of the Mortgage, for the execution of any trust, for the appointment of a receiver or any other remedy unless:

     o  prior notice is given to the trustee of a completed default;

     o holders of at least 25% of the first mortgage bonds then outstanding request the trustee, and offer it reasonable opportunity, to proceed;

     o  offer the trustee adequate security and indemnity; and

     o the trustee within 60 days of the notice fails or refuses to institute such action.

     The Mortgage also provides that a court may in its discretion require, in any suit to enforce any provision of the Mortgage or against the trustee, the filing by the party filing the suit of an undertaking to pay the costs of the suit. The court may also assess reasonable costs including attorneys' fees against any party to the suit. These provisions do not apply, however, to a suit filed by the trustee or any bondholder for the payment of principal or interest on any first mortgage bond on or after the stated due date of the first mortgage bond.

     ANNUAL NOTICE TO TRUSTEE. We are required to furnish annually to the trustee a certificate as to compliance with all conditions and covenants under the Mortgage. We must provide similar certificates to the trustee upon each release of property from the lien of the Mortgage and upon each issuance of additional first mortgage bonds.

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     THE TRUSTEE. State Street Bank and Trust Company of Missouri, N.A., is
the trustee under the Mortgage. It is presently contemplated that State Street Bank and Trust Company, an affiliate of the trustee under the Mortgage, will be the trustee under one or more indentures under which we may issue unsecured debt securities.

     MODIFICATION OF MORTGAGE. Article XX of the Mortgage contains provisions permitting modification of the Mortgage by consent of the holders of 66 2/3% in principal amount of all first mortgage bonds whose rights are affected by such modification. However, no modification may:

     o  extend the maturity of the principal of any first mortgage bonds,

     o  reduce the rate of interest on any first mortgage bond,

     o  modify any other term of payment of principal and interest,

     o  deprive to any holder of a first mortgage bond the mortgage lien,

     o create a lien on the mortgaged property ranking equal or prior to the mortgage lien; or

     o  reduce the percentage required for modification,

without the consent of any holder of first mortgage bonds affected by the modification. Holders of at least 75% in principal of the first mortgage bonds outstanding (including first mortgage bonds offered by this prospectus), however, may consent to the postponement of any interest payment for a period not exceeding three years from its due date.

                              PLAN OF DISTRIBUTION

     We may sell the first mortgage bonds in one or more series in any of three ways: (i) through underwriters or dealers; (ii) through agents; or
(iii) directly to a limited number of purchasers or to a single purchaser.

     THROUGH UNDERWRITERS OR DEALERS. If underwriters are used in the sale, the first mortgage bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The first mortgage bonds may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to first mortgage bonds will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the first mortgage bonds will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the first mortgage bonds if any are purchased.

     THROUGH AGENTS. First mortgage bonds may be sold through agents designated by us from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of the first mortgage bonds as well as any commissions payable by us to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

     DIRECTLY. We may sell the first mortgage bonds directly to one or more purchasers. In this case, no underwriters or agents would be involved.

     GENERAL INFORMATION. The prospectus supplement for any first mortgage bonds will set forth the terms of the offering of those first mortgage bonds, including: (a) the name or names of any underwriters, dealers or agents; (b) the purchase price of those first mortgage bonds and the proceeds to us from their sale; (c) any underwriting discounts, agents' commissions and other items constituting underwriting compensation; (d) any initial public offering price; and (e) any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the prospectus supplement for any first mortgage bonds, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase those first mortgage bonds from us at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

     Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act of 1933 or to contribution by us with respect to payments which those agents, underwriters and dealers may be required to make in respect of those liabilities.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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


                                 LEGAL OPINIONS


     Opinions as to the legality of the first mortgage bonds to be issued will be delivered by Gerald T. McNeive, Jr., our Senior Vice President-Finance and General Counsel, and by Pillsbury, Winthrop, New York, New York, counsel for the underwriters, dealers or agents.

The information in this prospectus is not complete and may be changed. Laclede Gas Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 28, 2000

PROSPECTUS
----------

                                  $350,000,000

                               LACLEDE GAS COMPANY

                                 DEBT SECURITIES

     We may offer from time to time our debt securities.

     We will provide specific terms of our debt securities, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

     We may offer our debt securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section of this prospectus also provides more information on this topic.

     Our principal executive offices are located at 720 Olive Street, St. Louis, Missouri 63101 and our telephone number is (314) 342-0500.

                                 ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------



                 THE DATE OF THIS PROSPECTUS IS _________, 2001

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



                              TABLE OF CONTENTS
                                                                     Page
                                                                     ----
     Laclede Gas Company...............................................17
     Where You Can Find More Information...............................17
     Ratio of Earnings to Fixed Charges................................18
     Use of Proceeds...................................................18
     Description of Debt Securities....................................18
     Plan of Distribution..............................................27
     Experts...........................................................28
     Legal Opinions....................................................28

                             LACLEDE GAS COMPANY

     We are a public utility that distributes and transports natural gas. We serve approximately 637,000 customers as of March 31, 2000 in the City of St. Louis, St. Louis County and parts of eight other counties in eastern Missouri and are subject to the jurisdiction of the Missouri Public Service Commission. Generally, we sell gas for househeating, certain other household uses, and commercial and industrial space heating. In addition, we operate underground natural gas storage fields and transport and store liquid propane. We have also invested in other minor, non-utility businesses.

     For the three months ended March 31, 2000, we had utility operating revenues of $230 million, approximately 63% of which came from sales to residential customers and 25% from sales to commercial and industrial customers. The balance of our utility operating revenues are primarily attributable to our off-system sales, gas supply incentive plan and transportation service. Due to the seasonal nature of our business, earnings are typically concentrated in the first six months of the fiscal year, which generally corresponds with the heating season.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings also are available to you at the SEC's website at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below and any future filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities offered by this prospectus or they are removed from registration by means of a post-effective amendment. Any of those future filings will update, supercede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

     o Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

     o Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999 and March 31, 2000.

     o  Current Reports on Form 8-K filed on October 29, 1999 and January 28,
        2000.

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



     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

                           Corporate Secretary
                           Laclede Gas Company
                           720 Olive Street
                           St. Louis, Missouri 63101
                           314-342-0531

     You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such documents.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of earnings to fixed charges for the periods indicated:


                            Fiscal Years Ended September 30,
Twelve Months ended         --------------------------------
   March 31, 2000         1999    1998    1997    1996    1995
   --------------         ----    ----    ----    ----    ----
        2.79              2.93    3.01    3.62    3.81    2.65

                                 USE OF PROCEEDS

     Except as may be set forth in any prospectus supplement, the net proceeds from the sale of the debt securities will be used to reduce short-term debt, to redeem or discharge certain maturing long-term indebtedness, to finance a portion of our capital expenditures, to reimburse our treasury, for corporate development purposes including, without limitation, acquisitions made by us, and for other general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

     GENERAL. The following description sets forth certain general terms and provisions of our unsecured debt securities that we may offer by this prospectus. We will describe the particular terms of the debt securities, and provisions that vary from those described below, in one or more prospectus supplements.

     The debt securities will be our direct unsecured general obligations. The debt securities will be senior debt securities. We may issue the debt securities from time to time in

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



one or more series. We will issue the debt securities under one or more separate indentures ("Indenture") between us and State Street Bank and Trust Company, as trustee.

     The following descriptions of the debt securities and the Indenture are summaries and are qualified by reference to the Indenture. The form of the Indenture is being filed as an exhibit to the registration statement, and you should read the Indenture for provisions that may be important to you. References to certain sections of the Indenture are included in parentheses. The Indenture will be qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

     The debt securities will rank equally with any of our other senior, unsecured and unsubordinated debt. As of June 1, 2000, we had $88.6 million in unsecured debt outstanding, all in the form of commercial paper, and $205 million first mortgage bonds issued and outstanding under our Mortgage and Deed of Trust dated as of February 1, 1945. The Indenture does not restrict our ability to issue additional first mortgage bonds under our Mortgage and Deed of Trust.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

o  the title of the debt securities;

o  the total principal amount of the debt securities;

o the date or dates on which the principal of the debt securities will be payable and how it will be paid;

o the rate or rates at which the debt securities will bear interest, or how such rate or rates will be determined;

o the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

o any right to extend the interest payment periods for the debt securities and the duration of the extension;

o the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

o any date or dates on which, and the price or prices at which, the debt securities may be redeemed at our option and any restrictions on such redemptions;

o any sinking fund or other provisions or options held by holders of debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

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



o any changes or additions to the Events of Default under the Indenture or changes or additions to our covenants under the Indenture;

o  if the debt securities will be issued in denominations other than $1,000;

o if payments on the debt securities may be made in a currency or currencies other than United States dollars;

o  any convertible feature or options regarding the debt securities;

o any rights or duties of another person to assume our obligations with respect to the debt securities;

o  any collateral, security, assurance or guarantee for the debt securities;
   and

o any other terms of the debt securities not inconsistent with terms of the Indenture.

(See Section 301.)

     The Indenture does not limit the principal amount of debt securities that may be issued. The Indenture allows debt securities to be issued up to the principal amount that may be authorized by us.

     Debt securities may be sold at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the prospectus supplement. In addition, certain United States federal income tax or other considerations applicable to any debt securities which are denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

     Except as may otherwise be described in the prospectus supplement, the covenants contained in the Indenture will not afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

     PAYMENT AND PAYING AGENTS. Except as may be provided in the prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the trustee, which will be between 10 and 15 days prior to the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which such debt security may be listed, if the trustee finds it practicable. (See Section 307.)

     Unless otherwise specified in the prospectus supplement, principal of, and premium, if any, and interest, if any, on the debt securities at maturity will be payable upon presentation of the debt securities at the corporate trust office of the trustee, in The City of New York, as paying agent for us. We may change the place of payment on the debt securities, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion. (See Section 602.)

     REGISTRATION AND TRANSFER. Unless otherwise specified in the prospectus supplement, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the trustee in The City of New York. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for such registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any debt security during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part. (See
Section 305.)

     SATISFACTION AND DISCHARGE. We will be discharged from our obligations on the debt securities of a particular series, or any portion of the principal amount of the debt securities of such series, if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, or portion of principal, interest, any premium and any other sums when due on the debt securities of such series at their maturity, stated maturity date, or redemption. (See Section 701.)

     The Indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the Indenture. (See Section 702.)

     All moneys we pay to the trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of us. Thereafter, the holder of such debt security may look only to us for payment thereof. (See Section 603.)

     CONSOLIDATION, MERGER, AND SALE OF ASSETS. Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

     o the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all debt securities and under the Indenture;

     o immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

     o we shall have delivered to the trustee an officer's certificate and an opinion of counsel as to compliance with the foregoing.

     The terms of the Indenture do not restrict us in a merger in which we are the surviving entity. (See Section 1101.)

     EVENTS OF DEFAULT. "Event of default" when used in the Indenture with respect to any series of debt securities, means any of the following:

     o failure to pay interest, if any, on any debt security of the applicable series for 60 days after it is due;

     o failure to pay the principal of or premium, if any, on any debt security of the applicable series within three business days after its maturity;

     o failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from 33% of the holders of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of this series can agree to an extension of the 90-day period and that an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

     o  certain events involving our bankruptcy, insolvency or reorganization;
        or

     o any other event of default included in any supplemental indenture or officer's certificate for a specific series of debt securities.

(See Section 801.)

     The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium or interest, if it considers such withholding of notice to be in the interests of the holders. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the Indenture.

     REMEDIES. If an event of default with respect to fewer than all the series of debt securities occurs and continues, either the trustee or the holders of at least 33% in principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the Indenture, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

     At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

     o  we have paid or deposited with the trustee a sum sufficient to pay:

        (1) all overdue interest, if any, on all debt securities of the series;

        (2) the principal of, and premium, if any, on, any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

        (3) interest, if any, on overdue interest; and

        (4) all amounts due to the trustee under the Indenture; or

     o any other event of default with respect to the debt securities of that series has been cured or waived as provided in the Indenture.

     There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (See Section 802.)

     Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. (See Section 903.) If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (See Section 812.) The trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture.

     No holder of debt securities of any series will have any right to institute any proceeding under the Indenture, or to exercise any remedy under the Indenture, unless:

     o the holder has previously given to the trustee written notice of a continuing event of default;

     o the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred

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



        and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and

     o the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during that period.

(See Section 807.) However, such limitations do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest, if any, on, a debt security on or after the applicable due date. (See Section 808.)

     ANNUAL NOTICE TO TRUSTEE. We will provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Indenture. (See Section 606.)

     MODIFICATION AND WAIVER. We and the trustee may enter into one or more supplemental indentures without the consent of any holder of debt securities for any of the following purposes:

     o to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;

     o to add additional covenants or to surrender any of our rights or powers under the Indenture;

     o  to add additional events of default;

     o to change, eliminate, or add any provision to the Indenture provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

        (1) when the consent of the holders of debt securities of such series has been obtained in accordance with the Indenture; or

        (2) when no debt securities of the affected series remain outstanding under the Indenture;

     o to provide collateral security for all but not part of the debt securities;

     o to establish the form or terms of debt securities of any other series as permitted by the Indenture;

     o to provide for the authentication and delivery of bearer securities and coupons attached thereto;

     o to evidence and provide for the acceptance of appointment of a successor trustee;

     o to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

     o to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

     o to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

(See Section 1201.)

     The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of the Indenture. (See Section 607.) The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected. (See
Section 813.)

     If the Trust Indenture Act of 1939 is amended after the date of the Indenture in such a way as to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment. (See Section 1201.)

     The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

     o change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

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



     o reduce the percentage in principal amount of the outstanding debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

     o modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waiver of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

     A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 1202.)

     The Indenture provides that debt securities owned by us or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 101.)

     We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but we shall have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us taken in reliance upon an act of holders whether or not notation of that action is made upon that debt security. (See Section 104.)

     NOTICES. Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for the debt securities. (See Section 106.)

     TITLE. We, the trustee, and any agent of us or the trustee, may treat the person in whose name debt securities are registered as the absolute owner of those debt securities, whether or not those debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 308.)

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



     GOVERNING LAW. Each Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See
Section 112.)

     REGARDING THE TRUSTEE. State Street Bank and Trust Company is the trustee under the Indenture. State Street Bank and Trust Company of Missouri, N.A., an affiliate of the trustee under the Indenture, is the trustee under our Mortgage and Deed of Trust.

     A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and that successor has accepted such appointment in accordance with the terms of the Indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See
Section 910.)

                             PLAN OF DISTRIBUTION

     We may sell the debt securities in one or more series in any of three ways: (i) through underwriters or dealers; (ii) through agents; or (iii) directly to a limited number of purchasers or to a single purchaser.

     THROUGH UNDERWRITERS OR DEALERS. If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to debt securities will be named in the prospectus supplement relating to the offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the debt securities if any are purchased.

     THROUGH AGENTS. Debt securities may be sold through agents designated by us from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of the debt securities as well as any commissions payable by us to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

     DIRECTLY. We may sell the debt securities directly to one or more purchasers. In this case, no underwriters or agents would be involved.

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     GENERAL INFORMATION. The prospectus supplement for any debt securities will set forth the terms of the offering of the debt securities, including:
(a) the name or names of any underwriters, dealers or agents; (b) the purchase price of the debt securities and the proceeds to us from their sale; (c) any underwriting discounts, agents' commissions and other items constituting underwriting compensation; (d) any initial public offering price; and (e) any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the prospectus supplement the debt securities, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the debt securities from us at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

     Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act of 1933 or to contribution by us for payments which those agents, underwriters and dealers may be required to make in respect of those liabilities.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS


     Opinions as to the legality of the debt securities to be issued will be delivered by Gerald T. McNeive, Jr., our Senior Vice President-Finance and General Counsel, and by Pillsbury, Winthrop, New York, New York, counsel for the underwriters, dealers or agents.




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The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED OCTOBER 1, 2001


PROSPECTUS
----------

                             THE LACLEDE GROUP, INC.
                                  COMMON STOCK

     We may issue and sell from time to time authorized but unissued shares of our common stock, together with attached preferred share purchase rights.


     We will provide specific information regarding our common stock, including the number of shares to be sold and the offering price, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

     We may offer these shares of our common stock directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section of this prospectus provides more information on this topic.


     Our common stock is listed on the New York Stock Exchange under the trading symbol "LG." Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange.


     Our principal executive offices are located at 720 Olive Street, St. Louis, Missouri 63101 and our telephone number is 314-342-0500.

                               -------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------


             THE DATE OF THIS PROSPECTUS IS            , 2001




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

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----
      The Laclede Group, Inc.........................................31
      Where You Can Find More Information............................31
      Use of Proceeds................................................33
      Description of Common Stock....................................33
      Description of Preferred Share Purchase Rights.................35
      Plan of Distribution...........................................37
      Experts........................................................38
      Legal Opinions.................................................39





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                             THE LACLEDE GROUP, INC.

     We are the holding company for Laclede Gas Company and its subsidiaries effective October 1, 2001. As of that date, we own all of the outstanding shares of common stock of Laclede Gas Company and the subsidiaries formerly owned by Laclede Gas.

     Laclede Gas Company is a public utility that has been in the gas distribution business for over 150 years in the City of St. Louis, St. Louis County and parts of eight other counties in eastern Missouri.

     Effective October 1, 2001, The Laclede Group also owns, directly or indirectly, the stock of several other subsidiaries:

o Laclede Pipeline Company, which operates a propane pipeline that connects Laclede Gas' propane storage facilities in St. Louis County, Missouri to propane supply terminal facilities located at Wood River and Cahokia, Illinois. Laclede Gas vaporizes the propane to supplement its natural gas supply and meet the peak demands on the distribution system.

o Laclede Investment LLC, which invests in other enterprises and has made loans to several joint ventures engaged in real estate development.

   o Laclede Energy Resources, Inc., a wholly owned subsidiary of Laclede Investment, which engages in non-utility efforts to market natural gas and related activities.

o Laclede Gas Family Services, Inc., a wholly owned subsidiary of Laclede Energy Resources, which is a registered insurance agency in the State of Missouri, that promotes the sale of insurance products.

o Laclede Development Company, which participates in real estate developments, primarily through joint ventures.

o Laclede Venture Corp., a wholly owned subsidiary of Laclede Development, which offers services for the compression of natural gas to third parties who desire to use or to sell compressed natural gas in vehicles.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.

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


20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings also are available to you at the SEC's website at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below that we have previously filed or that Laclede Gas previously filed with the SEC prior to our becoming the parent holding company of Laclede Gas, as well as any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the common stock offered by this prospectus or they are removed from registration by means of a post-effective amendment. Any of those future filings will update, supercede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

     o Laclede Gas Company Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

     o Laclede Gas Company Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2000, March 31, 2001, and June 30, 2001.

     o Laclede Gas Company Current Reports on Form 8-K filed on October 27, 2000, January 25, 2001, April 20, 2001, April 26, 2001, May 18, 2001,
        June 22, 2001, July 6, 2001, July 27, 2001, August 16, 2001 and
        September 21, 2001.

     o The description of our Common Stock contained in our registration on Form S-4 (No. 333-48794) incorporated into our Form 8-A registering our common stock under the Securities Exchange Act of 1934, including any amendment or report updating such description.

     o The description of our Preferred Share Purchase Rights contained in our Form 8-A Registration Statement effective October 1, 2001, including any amendment or report updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

                           Corporate Secretary's Office
                           The Laclede Group, Inc.
                           720 Olive Street, Room 1517
                           St. Louis, Missouri 63101
                           314-342-0873

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not, and any underwriters, agents or
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dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such documents.

                                 USE OF PROCEEDS

     Except as may be set forth in any prospectus supplement, the net proceeds from the sale of the common stock will be used for general corporate purposes, including investments in our subsidiaries and repayment of borrowings used to finance the capital expenditures and operations of our subsidiaries. We may also use the net proceeds for other purposes if we find it necessary.


                           DESCRIPTION OF COMMON STOCK

     The following description of the terms of our common stock sets forth material terms and provisions of our common stock. You should read our current articles of incorporation and bylaws for more detailed terms of our common stock.

     The total number of shares of capital stock that we have authority to issue is 75 million shares, consisting of 70 million shares of common stock, par value $1 per share, and 5 million shares of preferred stock, par value $25 per share.

     DIVIDEND RIGHTS AND LIMITATIONS. The Laclede Group does not now conduct directly any revenue generating business operations. Dividends on The Laclede Group common stock will depend primarily upon the earnings, financial condition and capital requirements of Laclede Gas and, to a lesser extent, The Laclede Group's other subsidiaries. In addition, payment of dividends on Laclede Gas common stock will continue to be subject to the rights of owners of any outstanding Laclede Gas preferred stock with respect to dividends and to the common stock dividend restrictions currently contained in the Laclede Gas mortgage and deed of trust.

     VOTING RIGHTS. Our common shareholders are entitled to one vote per share at all shareholder meetings.

     Our board of directors is divided into three classes, and each year one class is elected to serve a three-year term.

     POSSIBLE ANTI-TAKEOVER EFFECT OF PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS. It is not the intent of the board of directors of The Laclede Group to discourage legitimate offers to enhance shareholder value. Provisions of The Laclede Group's articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire the business of The Laclede Group. These provisions include the classification of its directors with three-year staggered terms, the requirement that director nominations by shareholders be made not less than 60 nor more than 90 days prior to the date

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of the shareholder meeting, and the ability of the board, without further action of the holders of common stock, to issue one or more series of preferred stock from time to time, which may have terms more favorable than the common stock, including, among other things, preferential dividend, liquidation and redemption rights.

     These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for The Laclede Group on terms that some shareholders might favor. If these provisions discourage potential takeover bids, they might limit the opportunity for shareholders of The Laclede Group to sell their shares at a premium.

     In addition, the articles of incorporation of The Laclede Group do not provide for cumulative voting in the election of directors, which allows holders of a majority of the votes cast to control the election of all directors.

     The bylaws of The Laclede Group also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, no business may be transacted at a meeting unless it is:

     o  Specified in the notice of meeting

     o Otherwise brought before the meeting by or at the direction of the board of directors or a committee thereof, or

     o Brought before the meeting by a shareholder of record who provided notice and other specified information in writing to the corporate secretary not less than 60 nor more than 90 days prior to the meeting.

These provisions may create an anti-takeover effect by placing restrictions on the content of the issues to be discussed at a shareholder meeting.

     In addition, the issuance of authorized but unissued shares of common or preferred stock of The Laclede Group may have an anti-takeover effect. These shares might be issued by the board of directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction, for example, by diluting voting or other rights of the proposed acquiror. In this regard, the articles of incorporation of The Laclede Group grant the board of directors broad powers to establish the rights and preferences of the authorized but unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of The Laclede Group common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control or to exercise other rights designed to impede a takeover.

     MISCELLANEOUS. Our outstanding common stock is, and any common stock that may be issued will be, fully paid and non-assessable. There are no preemptive rights. On liquidation, after payment of the liquidation preferences of any outstanding preferred stock,

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the holders of our common stock will be entitled to receive all amounts remaining for distribution to our stockholders.

     The transfer agent and registrar for our common stock is UMB Bank, n. a., Kansas City, Missouri.

     Our outstanding common stock is, and any shares of our common stock that may be issued will be, listed on the New York Stock Exchange.

                 DESCRIPTION OF PREFERRED SHARE PURCHASE RIGHTS

     The following description sets forth the material terms of our preferred share purchase rights, which attach to the shares of our common stock.

     On August 23, 2001, our Board of Directors declared a dividend of one preferred share purchase right for each of outstanding share of our common stock, par value $1.00 per share. The dividend is payable on October 1, 2001 to the stockholders of record on that date. The description and terms of the rights are set forth in a rights agreement between us and UMB Bank, n.a., as rights agent.

     PURCHASE PRICE. Each right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A junior participating preferred stock, par value $25.00 per share at a purchase price of $80.00 per one one-hundredth of a preferred share, subject to adjustment.

     FLIP-IN. In the event that any person or group of affiliated or associated persons (an "Acquiring Person") acquires beneficial ownership of 20% or more of the voting power of all of our securities entitled to vote in the election of directors (the "Voting Power"), each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of our common shares having a market value of two times the exercise price of the right.

     FLIP-OVER. If we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, each holder of a right (other than rights beneficially owned by the Acquiring Person, which will be void) will thereafter be entitled to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

     DISTRIBUTION DATE. The distribution date is the earlier of:

        (i) 10 business days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of our outstanding voting power; or

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        (ii)     10 business days (or such later date as may be determined
by action of our Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding voting power.

     TRANSFER AND DETACHMENT. Until the distribution date, the rights will be evidenced, with respect to any of the common share certificates outstanding as of the record date, by such common share certificate. Until the distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with our common shares, and transfer of those certificates will also constitute transfer of these rights.

     As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common shares as of the close of business on the distribution date and such separate right certificates alone will thereafter evidence the rights.

     EXERCISABILITY. The rights are not exercisable until the distribution date. The rights will expire on October 1, 2011, unless that date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

     ADJUSTMENTS. The purchase price payable, and the number of preferred shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of stock dividends, stock splits, reclassifications, or certain distributions with respect to the preferred shares. The number of outstanding rights and the number of one one-hundredths of a preferred share issuable upon exercise of each right are also subject to adjustment if, prior to the distribution date, there is a stock split of our common shares or a stock dividend on our common shares payable in common shares or subdivisions, consolidations or combinations of the common shares. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional preferred shares will be issued (other than fractions which are integral multiples of one one-hundredth of a preferred share, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred shares on the last trading day prior to the date of exercise.

     PREFERRED SHARES. Preferred shares purchasable upon exercise of the rights will not be redeemable. Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per common share. In the event of liquidation, the holders of the preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per common share. Each preferred share will have 100 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which common shares are exchanged, each preferred share will be entitled to receive 100 times the

                                     36

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amount received per common share. These rights are protected by customary antidilution provisions.

     The value of the one one-hundredth interest in a preferred share purchasable upon exercise of each right should, because of the nature of the preferred shares' dividend, liquidation and voting rights, approximate the value of one common share.

     EXCHANGE. At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by such person or group of 50% or more of the outstanding common shares, our Board of Directors may exchange the rights (other than rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one common share, for one one-hundredth of a preferred share (subject to adjustment to prevent dilution).

     REDEMPTION. At any time prior to any person or group becoming an Acquiring Person, our Board of Directors may redeem the rights in whole, but not in part, at a price of $.01 per right. The redemption of the rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the holders of rights will only be entitled to receive the redemption price.

     AMENDMENTS. The terms of the rights may be amended by our Board of Directors without the consent of the holders of the rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of our voting power then known to us to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%.

     RIGHTS AND HOLDERS. Until a right is exercised, the holder thereof, as such, will have no rights as one of our stockholders, including, without limitation, the right to vote or to receive dividends.

                              PLAN OF DISTRIBUTION

     We may sell the common stock in any of three ways: (i) through underwriters or dealers; (ii) through agents; or (iii) directly to a limited number of purchasers or to a single purchaser.

     THROUGH UNDERWRITERS OR DEALERS. If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to the common stock will be named in the prospectus supplement relating to the offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Unless

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otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the common stock if any are purchased.

     THROUGH AGENTS. The common stock may be sold through agents designated by us from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of the common stock as well as any commissions payable by us to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

     DIRECTLY. We may sell the common stock directly to one or more purchasers. In this case, no underwriters or agents would be involved.

     GENERAL INFORMATION. The prospectus supplement for the common stock will set forth the terms of the offering of the common stock, including, among other things: (a) the name or names of any underwriters, dealers or agents; (b) the purchase price of the common stock and the proceeds to us from its sale; (c) any underwriting discounts, agents' commissions and other items constituting underwriting compensation; (d) any initial public offering price; and (e) any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the prospectus supplement for the common stock, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the common stock from us at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Those contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribution by us for payments which those agents, underwriters and dealers may be required to make in respect of those liabilities.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



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                                 LEGAL OPINIONS

     Opinions as to the legality of the shares of our common stock to be issued will be delivered by Gerald T. McNeive, Jr., our Senior Vice President-Finance and General Counsel, and by Pillsbury Winthrop, LLP, New York, New York, counsel for the underwriters, dealers or agents. As of July 31, 2001, Mr. McNeive owned, directly and indirectly, 4,038 shares of common stock.




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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 351.355 of The General and Business Corporation Law of Missouri provides as follows:

     351.355.1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issues or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

     4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

     6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

     8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

     10. For the purpose of this section, references to "THE CORPORATION" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     11. For purposes of this section, the term "OTHER ENTERPRISE" shall include employee benefit plans; the term "FINES" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "SERVING AT THE REQUEST OF THE CORPORATION" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     Each of the Registrants' Articles provide that it shall indemnify each of its directors and officers to the full extent permitted by the Indemnification Statute and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the Indemnification Statute, or arising out of such person's status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person's conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

     Each of the Registrants' has also entered into indemnification agreements with each of its directors and officers that (1) provide for the indemnification of each such director and officer to the extent provided for by the Articles as described above and (2) state that the indemnification provided thereunder shall survive the elimination or modification of the Articles with respect to claims that have arisen prior to such elimination or modification.

     The Registrants have obtained insurance protecting the officers and directors against certain liabilities.

     The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under either of the Registrants' Articles or Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.



ITEM 16.    LIST OF EXHIBITS

EXHIBIT
NUMBER                                  EXHIBIT

1 Underwriting and Distribution Agreements: to be filed in future filing.

3.1*        Articles of Incorporation of Laclede Gas Company as of February
            11, 1994, filed on February 22, 1994 as Exhibit 4(b) to the
            Company's Registration Statement No. 33-52357.

3.2* By-Laws of Laclede Gas Company effective as of October 26, 2000 filed as Exhibit 3.3 to Registration Statement No. 333-48794 on
            Form S-4 of The Laclede Group, Inc.

3.3*        Articles of Incorporation of The Laclede Group, Inc. dated
            October 18, 2000, filed as Appendix B to the proxy statement/ prospectus included in Registration Statement No. 333-48794 on Form S-4 of The Laclede Group, Inc.

3.4* Bylaws of The Laclede Group, Inc. effective October 26, 2000, filed as Appendix C to the proxy statement/prospectus included in Registration Statement No. 333-48794 on Form S-4 of The Laclede
            Group, Inc.

4.1*        Rights Agreement, filed as Exhibit 1 to Form 8-A Registration
            Statement effective October 1, 2001 (File No. 1-16681).

4.2* Mortgage and Deed of Trust, dated as of February 1, 1945; filed as Exhibit 7-A to Registration Statement No. 2-5586.

4.3*        Fourteenth Supplemental Indenture, dated as of October 26, 1976;
            filed on June 26, 1979 as Exhibit b-4 to Registration Statement
            No. 2-64857.

4.4*        Eighteenth Supplemental Indenture, dated as of November 15, 1989;
            filed as Exhibit 28(b) to the Registration Statement No.
            33-38413.

                                     II-4


EXHIBIT
NUMBER                                  EXHIBIT

4.5*        Nineteenth Supplemental Indenture, dated as of May 15, 1991;
            filed on May 16, 1991 as Exhibit 4.01 to Laclede Gas Company's
            Form 8-K (File No. 1-1822).

4.6*        Twentieth Supplemental Indenture, dated as of November 1, 1992;
            filed on November 4, 1992 as Exhibit 4.01 to Laclede Gas
            Company's Form 8-K (File No. 1-1822).

4.7*        Twenty-First Supplemental Indenture, dated as of May 1, 1993;
            filed on May 13, 1993 as Exhibit 4.01 to Laclede Gas Company's
            Form 8-K (File No. 1-1822).

4.8*        Twenty-Second Supplemental Indenture, dated as of November 15,
            1995; filed on December 3, 1995 as Exhibit 4.01 to Laclede Gas
            Company's Form 8-K (File No. 1-1822).

4.9*        Twenty-Third Supplemental Indenture, dated as of October 15,
            1997; filed on November 6, 1997 as Exhibit 4.01 to Laclede Gas
            Company's Form 8-K (File No. 1-1822).

4.10*       Twenty-Fourth Supplemental Indenture, dated as of June 1, 1999;
            filed on June 4, 1999 as Exhibit 4.01 to the Company's Form 8-K
            (File No. 1-1822).

4.11*       Twenty-Fifth Supplemental Indenture, dated as of September 15,
            2000, filed on September 29, 2000 as Exhibit 4.01 to Laclede Gas
            Company's Form 8-K (File No. 1-1822).

4.12* Twenty-Sixth Supplemental Indenture, dated as of June 15, 2001, filed on July 6, 2001 as Exhibit 4.01 to Laclede Gas Company's Form
            8-K (File No. 1-1822).

4.13* Form of additional Supplemental Indenture(s) for the first mortgage bonds; previously filed as Exhibit 4.11 to this Registration Statement (No. 333-40362).

4.14* Form of Indenture for the Unsecured Debt Securities; previously filed as Exhibit 4.12 to this Registration Statement (No.
            333-40362).

4.14(a)*    Form of Officer's Certificate relating to Debt Securities
            Establishing Senior Notes, with form of Debt Security attached;
            previously filed as Exhibit 4.12(a) to this Registration Statement
            (No. 333-40362).

                                     II-5


EXHIBIT
NUMBER                                  EXHIBIT

4.14(b)*    Form of Officer's Certificate relating to Debt Securities
            Establishing Medium-Term Notes, with form of Debt Security attached; previously filed as Exhibit 4.12(b) to this Registration
            Statement (No. 333-40362).

5.1* Opinion of Gerald T. McNeive, Jr., Senior Vice President-Finance and General Counsel of Laclede Gas Company, previously filed as
            Exhibit 5 to this Registration Statement (No. 333-40362).

5.2         Opinion of Gerald T. McNeive, Jr., Senior Vice President-
            Finance and General Counsel of The Laclede Group, Inc.

12*         Computation of Ratio of Earnings to Fixed Charges filed as
            Exhibit 12 to this Registration Statement (No. 333-40362).

23.1(a)*    Consent of Gerald T. McNeive, Jr. (included in Exhibit 5.1).

23.2(a)     Consent of Gerald T. McNeive, Jr. (included in Exhibit 5.2 herewith).

23(b)       Consent of Deloitte & Touche LLP.

24.1* Laclede Gas Company Power of Attorney (previously included in signature page).

24.2        The Laclede Group, Inc. Power of Attorney.

25(a)* Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company of Missouri, N.A., previously filed as Exhibit 25(a) to this Registration Statement
            (No. 333-40362).

25(b)*      Form T-1, Statement of Eligibility under the Trust Indenture Act of
            1939 of State Street Bank and Trust Company, previously filed as
            Exhibit 25(b) to this Registration Statement (No. 333-40362).

------------
*Incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on September 25, 2001.

                                  LACLEDE GAS COMPANY


                                  By:  /s/ Douglas H. Yaeger
                                       -----------------------------------
                                       Douglas H. Yaeger
                                       Chairman, President and Chief Executive
                                       Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          NAME                          TITLE                         DATE
          ----                          -----                         ----
/s/ D. H. Yaeger           Chairman of the Board, President,     September 25, 2001
-------------------------  Chief Executive Officer and
 (D. H. Yaeger)            Director



/s/ G. T. McNeive, Jr.     Senior Vice President-Finance and     September 25, 2001
-------------------------  General Counsel (Principal
 (G. T. McNeive, Jr.)      Financial Officer)



/s/ J. A. Fallert          Controller                            September 25, 2001
-------------------------
 (J. A. Fallert)


/s/                     *  Director                              September 25, 2001
-------------------------
 (A. B. Craig, III)


/s/                     *  Director                              September 25, 2001
-------------------------
 (H. Givens)


/s/                     *  Director                              September 25, 2001
-------------------------
 (C. R. Holman)

                                     II-7




/s/                     *  Director                              September 25, 2001
-------------------------
 (R. C. Jaudes)


/s/                     *  Director                              September 25, 2001
-------------------------
 (M. A. Krey VanLokeren)


/s/                     *  Director                              September 25, 2001
-------------------------
 (W. S. Maritz)


/s/                     *  Director                              September 25, 2001
-------------------------
 (W. E. Nasser)


/s/                     *  Director                              September 25, 2001
-------------------------
 (R. P. Stupp)



By: /s/ Mary C. Kullman
    ---------------------
    Mary C. Kullman
    Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on September 25, 2001.

                                  THE LACLEDE GROUP, INC.


                                  By:  /s/ Douglas H. Yaeger
                                       -------------------------------------
                                       Douglas H. Yaeger
                                       Chairman, President and Chief Executive
                                       Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



         NAME                                   TITLE                            DATE
         ----                                   -----                            ----


/s/ D. H. Yaeger                    Chairman of the Board, President,       September 25, 2001
-------------------------           Chief Executive Officer and
   (D. H. Yaeger)                   Director


/s/ G. T. McNeive, Jr.              Senior Vice President                   September 25, 2001
-------------------------           (Principal Financial and
   (G. T. McNeive, Jr.)             Accounting Officer)


                        *           Director                                September 25, 2001
-------------------------
   (A. B. Craig, III)


                        *           Director                                September 25, 2001
-------------------------
   (H. Givens)


                        *           Director                                September 25, 2001
-------------------------
   (C. R. Holman)


                        *           Director                                September 25, 2001
-------------------------
   (R. C. Jaudes)

                                       II-9




                        *           Director                                September 25, 2001
-------------------------
   (M. A. VanLokeren)


                        *           Director                                September 25, 2001
-------------------------
   (W. S. Maritz)


                        *           Director                                September 25, 2001
-------------------------
   (W. E. Nasser)


                        *           Director                                September 25, 2001
-------------------------
   (R. P. Stupp)



By:  /s/ Mary C. Kullman
     -------------------
     Mary C. Kullman
     Attorney-in-fact





                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                  EXHIBIT

1 Underwriting and Distribution Agreements: to be filed in future filing.

3.1*        Articles of Incorporation of Laclede Gas Company as of February 11,
            1994, filed on February 22, 1994 as Exhibit 4(b) to the Company's
            Registration Statement No. 33-52357.

3.2* By-Laws of Laclede Gas Company effective as of October 26, 2000 filed as Exhibit 3.3 to Registration Statement No. 333-48794 on
            Form S-4 of The Laclede Group, Inc.

3.3*        Articles of Incorporation of The Laclede Group, Inc. dated October
            18, 2000, filed as Appendix B to the proxy statement/prospectus included in Registration Statement No. 333-48794 on Form S-4 of
            The Laclede Group, Inc.

3.4* Bylaws of The Laclede Group, Inc. effective October 26, 2000, filed as Appendix C to the proxy statement/prospectus included in Registration Statement No. 333-48794 on Form S-4 of The Laclede
            Group, Inc.

4.1*        Rights Agreement, filed as Exhibit 1 to Form 8-A Registration
            Statement dated October 1, 2001 (File No. 1-16681).

4.2* Mortgage and Deed of Trust, dated as of February 1, 1945; filed as Exhibit 7-A to Registration Statement No. 2-5586.

4.3*        Fourteenth Supplemental Indenture, dated as of October 26, 1976;
            filed on June 26, 1979 as Exhibit b-4 to Registration Statement
            No. 2-64857.

4.4*        Eighteenth Supplemental Indenture, dated as of November 15, 1989;
            filed as Exhibit 28(b) to the Registration Statement No.
            33-38413.

4.5*        Nineteenth Supplemental Indenture, dated as of May 15, 1991;
            filed on May 16, 1991 as Exhibit 4.01 to Laclede Gas Company's
            Form 8-K (File No. 1-1822).

4.6*        Twentieth Supplemental Indenture, dated as of November 1, 1992;
            filed on November 4, 1992 as Exhibit 4.01 to Laclede Gas
            Company's Form 8-K (File No. 1-1822).

4.7*        Twenty-First Supplemental Indenture, dated as of May 1, 1993;
            filed on May 13, 1993 as Exhibit 4.01 to Laclede Gas Company's
            Form 8-K (File No. 1-1822).

                                     II-11


EXHIBIT
NUMBER                                  EXHIBIT

4.8*        Twenty-Second Supplemental Indenture, dated as of November 15,
            1995; filed on December 3, 1995 as Exhibit 4.01 to Laclede Gas
            Company's Form 8-K (File No. 1-1822).

4.9*        Twenty-Third Supplemental Indenture, dated as of October 15, 1997;
            filed on November 6, 1997 as Exhibit 4.01 to Laclede Gas
            Company's Form 8-K (File No. 1-1822).

4.10*       Twenty-Fourth Supplemental Indenture, dated as of June 1, 1999;
            filed on June 4, 1999 as Exhibit 4.01 to the Company's Form 8-K
            (File No. 1-1822).

4.11*       Twenty-Fifth Supplemental Indenture, dated as of September 15,
            2000, filed on September 29, 2000 as Exhibit 4.01 to Laclede Gas
            Company's Form 8-K (File No. 1-1822).

4.12* Twenty-Sixth Supplemental Indenture, dated as of June 15, 2001, filed on July 6, 2001 as Exhibit 4.01 to Laclede Gas Company's Form
            8-K (File No. 1-1822).

4.13* Form of additional Supplemental Indenture(s) for the first mortgage bonds; previously filed as Exhibit 4.11 to the Registration Statement (No. 333-40362).

4.14* Form of Indenture for the Unsecured Debt Securities; previously filed as Exhibit 4.12 to the Registration Statement (No.
            333-40362).

4.14(a)*    Form of Officer's Certificate relating to Debt Securities
            Establishing Senior Notes, with form of Debt Security attached;
            previously filed as Exhibit 4.12(a) to the Registration Statement
            (No. 333-40362).

4.14(b)*    Form of Officer's Certificate relating to Debt Securities
            Establishing Medium-Term Notes, with form of Debt Security attached; previously filed as Exhibit 4.12(b) to the Registration
            Statement (No. 333-40362).

5.1* Opinion of Gerald T. McNeive, Jr., Senior Vice President-Finance and General Counsel of Laclede Gas Company, previously filed as
            Exhibit 5 to this Registration Statement (No. 333-40362).

5.2 Opinion of Gerald T. McNeive, Jr., Senior Vice President-Finance and General Counsel of The Laclede Group, Inc.

12*         Computation of Ratio of Earnings to Fixed Charges filed as Exhibit
            12 to this Registration Statement (No. 333-40362).

                                     II-12


EXHIBIT
NUMBER                                  EXHIBIT

23.1(a)*    Consent of Gerald T. McNeive, Jr. (included in Exhibit 5.1).

23.2(a)     Consent of Gerald T. McNeive, Jr. (included in Exhibit 5.2 herewith).

23(b)       Consent of Deloitte & Touche LLP.

24.1* Laclede Gas Company Power of Attorney (previously included in signature page).

24.2        The Laclede Group, Inc. Power of Attorney.

25(a)* Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of State Street Bank and Trust Company of Missouri, N.A., previously filed as Exhibit 25(a) to this Registration Statement
            (No. 333-40362).

25(b)*      Form T-1, Statement of Eligibility under the Trust Indenture Act of
            1939 of State Street Bank and Trust Company, previously filed as
            Exhibit 25(b) to this Registration Statement (No. 333-40362).

------------
*Incorporated by reference.




                                     II-13